Exhibit 10.28

JIANGMEN WEALTH ENVIRONMENT PROTECTION CO., LTD.

SECURED NOTE PURCHASE AGREEMENT

THIS SECURED NOTE PURCHASE AGREEMENT (the "Agreement") is made as of May 2010 (the "Effective Date") by and among JIANGMEN WEALTH ENVIRONMENT PROTECTION CO., LTD, a China Corporation (the "Company"), and CHINA GROWTH INC., a Cayman Island Corporation (the "Lender''), Access America Fund, LP ("AAF'), and Mr. Mingzhuo Tan, Ms. Hongyu Du and Ms. Jiangjun Pan, the individual shareholders of the Company (the "Shareholders").

The parties hereby agree as follows:

1.    TERMS OF THE LOAN; CLOSING.

1.1 The Loan. Subject to the terms of this Agreement, at the Closing (as defined below) the Lender agrees to loan or cause to be loaned to the Company up to $500,000 (the "Loan Amount') in two or more tranches as follows: (i) $250,000 at the Closing; (ii) up to $250,000 in two tranches at the sole discretion of AAF and the Lender based on progress made by the Company in preparation of a merger of the Company and the Lender, in each case against the issuance and delivery by the Company of a promissory note for that amount in the form attached hereto as Exhibit A (the "Notes"); provided that the Lender may in its sole discretion cancel the additional fundings described in clause (ii) by giving written notice to the Company. In the event that the Company closes on a minimum of $7.5MM in equity financing prior to the funding of additional tranches, the obligations of the Lender and AAF to provide the additional fundings described in clause (ii) will automatically be terminated.

1.2 Cash Collateral. The Company shall deposit 250,000 USD into an escrow account based in the United States of America as collateral to the loan prior to the Closing Date. Dai & Associates is the designated escrow agent for the cash collateral.

1.3 Closing. Subject to Section 4 below, the closing of the first loan described above the "Closing") shall be held on or before, 2010 (the "Closing Date").

1.4 Security. Repayment of the Note shall be secured by all of assets of the Company, all of the stock of the Company owned by Mr. Mingzhuo Tan, and all of the stock the Company owns in any and all of its subsidiaries in accordance with the terms and conditions of a Security Agreement in the form of Exhibit B (the "Security Agreement'). The Note ranks senior to any and all existing notes of the Company.

1.5 Restrictions.

(a) If the Company's audited U.S. GAAP net income is lower than Nine (9) million USD or net assets are less than Fourteen (14) million U.S., the Note will become immediately called and the Company will have thirty (30) days to pay the entire balance plus accrued interest. The $250,000 deposited in the collateral account will be automatically sent to the Lender to help satisfy a portion of the amount due.

(b) If the is Company is unable to deliver audited U.S. GAAP financials before September 30, 2010, the Note will become immediately called and the Company will have thirty (30) days to pay the entire balance plus accrued interest. The $250,000 deposited in the collateral account will be automatically sent to the Lender to help satisfy a portion of the amount due.

(c) In the event when the Company chooses to terminate the proposed APO led by AAF as described and agreed to in the letter dated (the "APO Agreement"), the Note will become immediately called and the Company will have thirty (30) days to pay the entire balance plus accrued interest. The $250,000 deposited in the collateral account will be automatically sent to the Lender to help satisfy a portion of the amount due.

(i) At the sole discretion of AAF and the Lender, if the Company terminates the APO Agreement and chooses to enter into a transaction to become listed on a US or other stock through a means different than that described in the APO agreement, the Lender and AAF have the right to take any of the following actions in lieu of payment of the loan

(1) Convert the loan to the equity of the Company's publicly listed entity equal to 6.4% of the Company's outstanding shares.

(2) 'Transfer or sell the loan to any entities at the Lender and AAF's sole discretion, at which time the loan becomes payable on demand.

(d) If the Company chooses to be listed in any stock exchanges outside of the US, the Lender and AAF have the right to sell or transfer the loan to any entities at the Lender and AAF's sole discretion.

(e) If the APO Agreement is not consummated for any other reason, the note plus accrued interest will automatically be reduced by 50% and the remaining balance will be immediately due to Lender. Proceeds to satisfy the loan will automatically come from the escrow account. To the extent that the escrow account does not have sufficient funds to satisfy the modified balance, the remainder of the note, along with accrued interest must be paid within 30 days and will be secured by the security interests described in Section 1.4.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Lender as of the Closing Date as follows:

2.1 Organization, Good Standing and Qualification, Corporate Power. The Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction where it is legally obligated to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. As used herein, "Material Adverse Effect" means a material adverse effect on the assets, properties, financial condition, operating results or business of the Company. The Company has all requisite limited liability company power to execute and deliver this Agreement and the Note and to carry out and perform its obligations under the terms of this Agreement and the Note.

2.2 Authorization. All action on the part of the Company, its Officers and its Directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Note and the Shares have been taken prior to the Closing. This Agreement, the Security Agreement, the Pledge Agreement and the Note (collectively, the "Transaction Documents"), when executed and delivered by the Company and/or the Shareholders, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable securities laws regarding the enforceability of indemnification provisions. The execution and delivery of the Transaction Documents will not violate or cause a default under the Company's certificate of formation or limited liability company agreement or any contract or agreement to which the Company is a party. The Note and the Shares, when issued in compliance with the provisions of this Agreement, will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the Company as of the Closing Date as follows:

3.1Authorization. All action on the part of the Lender, its Board of Directors (or similar governing body) and its equity holders necessary for the authorization, execution, delivery and performance of this Agreement by the Lender and the performance of the Lender's obligations hereunder, including making a loan to the Company in the amount of the Loan Amount on the terms and subject to the conditions described herein and in the Note have been taken prior to the Closing. Lender has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations thereunder, Each Transaction Document to which it is a party is a valid and binding obligation of Lender enforceable against it in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) applicable securities laws regarding the enforceability of indemnification provisions.

4.   CLOSING DELIVERIES.

4.1 Deliveries by the Company at Closing. The Company shall deliver the following to the Lender at Closing:

(a) Note. The first Note in the principal amount of $250,000 shall have been duly executed and delivered by the Company to the Lender.

(b) Security Agreement. The Security Agreement shall have been duly executed and delivered by the Company to the Lender.

4.2 Closing Deliveries by the Lender at Closing. The Lender shall deliver the following to the Company at Closing:

(a) Purchase Amount. The Lender shall have delivered to a dual signatory escrow account in the United States of Ameica by check or wire transfer $250,000. Mr. Joeseph Razelle and Mr. Chunrui Yang shall be the authorized signatories of the account.

(b) Security Agreement. The Lender shall have executed and delivered the Security Agreement.

4.3Subsequent Closings. In connection with the subsequent loans by Lender described in Section 1.1 above, the Company shall issue a new Note to the Lender upon receipt of the subsequent loan amount.

5.    MISCELLANEOUS.

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED TO AND ACCEPTED BY THE LENDER AND WILL BE DEEMED TO BE MADE IN THE STATE OF TEXAS. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ITS CONFLICT OF LAWS RULES.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given or if delivered by a reputable courier service or overnight delivery service, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows (or to such other address as the appropriate party may provide to the other parties by notice pursuant to this section):

If to the Company, to:

Dal & Associates, P.C.,
136-20 38th Avenue, Suite 9F, Flushing, New York 11354

If to the Lender, to:

CHINA GROWTH INC.
11200 Westheimer, Suite 508 Houston, TX 77042

Attn: Joe Rozelle

5.5 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company, the Lender and Trident.

5.6 Entire Agreement. This Agreement and the Exhibits hereto and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.7 Successors and Assigns. This Agreement may not be transferred by the Lender without the written consent of the Company, except in the case of transfers to affiliates of the Lender for which no consent is required. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

CHINA GROWTH INC.

By (signature):
Name:
Title:

Address for Notice:

11200 Westheimer Rd, Suite 508
Houston, Texas 77042
Attn: President

COMPANY:

JIANGMENT WEALTH ENVIRONMENT PROTECTION Co., LTD

By (signature):	/s/ Mingzhuo Tan
Mingzhuo Tan, Chief Executive Officer

INDIVIDUAL SHAREHOLDERS OF THE COMPANY:

By

SECURED NOTE PURCHASE AGREEMENT
SIGNATURE PAGE

Exhibit A

Form of Promissory Note

Exhibit B

Form of Security Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

Address for Notice:

11200 Westheimer Rd, Suite 508
Houston, Texas 77042
Attn: President

COMPANY:

JIANGMEN WEALTH ENVIRONMENT PROTECTION CO., LTD

By (signature):	/s/ Mingzhuo Tan
Mingzhuo Tan, Chief Executive Officer

INDIVIUAL SHAREHOLDERS OF THE COMPANY:

By

SECURED NOTE PURCHASE AGREEMENT
SIGNATURE PAGE